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Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        The undersigned certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  the Annual Report on Form 10-K of Firstwave Technologies, Inc. (the "Company") for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 5, 2003	/s/ RICHARD T. BROCK Richard T. Brock Chief Executive Officer
Dated: March 5, 2003	/s/ JUDITH A. VITALE Judith A. Vitale Chief Financial Officer

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  Exhibit 99.1